Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Trustcorp Mortgage Company Retirement Savings Plan of our report dated June 27, 2005, with respect to the financial statements and schedule of the Trustcorp Mortgage Company Retirement Savings Plan included in this Annual Report (form 11-K) for the year ended December 31, 2004.



/s/ Ernst & Young LLP

Chicago, Illinois
June 27, 2005